Exhibit 99.1

May 9, 2019

We are pleased to report a summary of financial results for Union Bankshares, Inc. for the three months ended March 31, 2019. Consolidated net income for the first quarter of 2019 was $2.6 million, or $0.59 per share, compared to $2.7 million, or $0.62 per share, for the same period in 2018. The decrease in earnings for the comparison periods occurred primarily due to a onetime increase in earnings of $443 thousand from the gain on the sale of a former branch building and proceeds from a bank owned insurance policy in 2018 that did not repeat in 2019.

Total Assets increased to $813.3 million as of March 31, 2019 due to continued loan demand. Total loans were $656.4 million as of March 31, 2019 compared to $595.4 million of March 31, 2018, an increase of $61 million, which was funded using a combination of core deposits and wholesale funding options such as brokered deposits and Federal Home Loan Bank advances. Total deposits reached $700.4 million as of March 31, 2019 compared to $623.8 million a year ago, an increase of $76.5 million, or 12.3%. The Company had total capital of $66.7 million with a book value per share of $14.94 as of March 31, 2019 compared to $59.2 million and $13.25 per share as of March 31, 2018.

Interest income was $8.7 million for three months ended March 31, 2019 compared to $7.6 million for the three months ended March 31, 2018, an increase of $1.1 million, or 14.3%. Interest expense was $1.2 million for three months ended March 31, 2019 compared to $647 thousand for the three months ended March 31, 2018, an increase of $583 thousand, or 90.1%. Competition for customer deposits remains strong and continues to put upward pressure on the cost of funds.

At this writing spring is reluctantly emerging after a lengthy and hard winter season. Abundant snow and cold weather were friendly to snow sport enthusiasts, the tourism industry, fuel dealers and snow removal services among others. The local economy is relatively healthy, though a lack of available workers as well as a lack of real estate inventory remains a challenge.

We would like to take this opportunity to remind you that you are invited to the 128th Annual Meeting of Union Bankshares, Inc. which will be held on May 15, 2019 at 3:00pm at the Charlmont Restaurant meeting room, located at 116 Vermont Route 15 West, Morrisville, Vermont. A reception will be held immediately after the Annual Meeting.

This year’s Annual Meeting will mark the retirement of Kenneth D. Gibbons from the Board of Directors. Ken joined Union Bank in 1984, became President and CEO in 1991, and served 21 years as CEO. Including his time on the Board, Ken will have served Union Bankshares, Inc. for 35 years. In addition to his service to the bank, Ken has been, and remains very active in the non-profit sector, and was recognized for his commitment to the community by being the recipient of the Outstanding Community Service Banker award in 2011 from the Vermont Banker’s Association. Ken’s many legacies include a history of financial success, staff mentoring, business acumen, guidance, and friendship to current and past shareholders, board members, staff, and customers. He will be missed.

On April 17, 2019, the Board of Directors declared a cash dividend of $0.31 payable May 9, 2019 to shareholders of record as of April 30, 2019.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM
		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
ASSETS	MAR 31, 2019	MAR 31, 2018		MAR 31, 2019	MAR 31, 2018	Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO

						Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
				(3 months ended)
						Dawn D. Bugbee	John H. Steel - Secretary
Cash and Due from Banks	$3,706	$3,328	Interest Income	$8,654	$7,571
						John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
						Nancy C. Putnam	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	22,886	9,918	Interest Expense	1,230	647	Timothy W. Sargent
			Net Interest Income	7,424	6,924	David S. Silverman
Interest Bearing Deposits in Banks	8,553	9,601				John H. Steel
			Provision for Loan Losses	50	—	Schuyler W. Sweet
Investment Securities	80,135	68,942	Net Interest Income After Provision for Loan Losses	7,374	6,924	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	5,647	2,938
			Trust Income	168	193	DIRECTORS
Loans, net	650,769	592,457	Noninterest Income	2,002	2,278	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
						Neil J. Van Dyke-Vice Chairman	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,572)	(5,405)	Noninterest Expenses:			Joel S. Bourassa	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,798	2,649	Steven J. Bourgeois	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	18,767	14,298				Dawn D. Bugbee	John M. Goodrich - St. Johnsbury
						John M. Goodrich	Christopher M. Knapp - Northern NH
Accrued Interest & other Assets	28,441	26,654	Employee Benefits	996	958	Nancy C. Putnam	Coleen K. Kohaut - St. Albans
						Timothy W. Sargent	Justin P. Lavely - St. Johnsbury
Total Assets	$813,332	$722,731	Occupancy Expense, net	438	395	David S. Silverman	Daniel J. Luneau - St. Albans
						John H. Steel	Mary K. Parent - St. Johnsbury
			Equipment Expense	565	535	Schuyler W. Sweet	Samuel H. Ruggiano - St. Albans
							David S. Silverman - All
			Other Expenses	1,727	1,598		Schuyler W. Sweet - Northern NH
						Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	MAR 31, 2019	MAR 31, 2018	Total	6,524	6,135

			Income Before Taxes	3,020	3,260	VERMONT
Noninterest Bearing Deposits	$127,838	$128,951
						Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	425,897	392,027	Income Tax Expense	399	513	Danville	421 Route 2 East	802.684.2211
						Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	146,638	102,865	Net income	$2,621	$2,747	Hardwick	103 VT Route 15 West	802.472.8100
						Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	37,784	31,265	Earnings per share	$0.59	$0.62	Johnson	198 Lower Main Street	802.635.6600
						Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	8,444	8,459	Book Value Per Share	$14.94	$13.25	Morrisville	20 Lower Main Street	802.888.6600
							65 Northgate Plaza	802.888.6860
Common Stock	9,890	9,882				St. Albans	15 Mapleville Depot	802.524.9000
						St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	967	803					325 Portland Street	802.748.3121
Retained Earnings						S. Burlington	Loan Center
	60,147	58,604					30 Kimball Avenue	802.865.1000
Accumulated Other Comprehensive Loss	(83)	(6,046)				Stowe	47 Park Street	802.253.6600

						NEW HAMPSHIRE
Treasury Stock at Cost	(4,190)	(4,079)				Groveton	3 State Street	603.636.1611
						Littleton	263 Dells Road	603.444.7136
Total Liabilities & Shareholders' Equity	$813,332	$722,731					76 Main Street	603.444.5321
Standby letters of credit were $2,085,000 and $2,035,000 at March 31, 2019 and 2018, respectively.						Lincoln	135 Main Street	603.745.4000
						North Conway	Commercial Loan Center
							2541 White Mountain Hwy	603.662.9408
						N. Woodstock	155 Main Street	603.745.2488